Exhibit 99.1

MILLENNIAL MEDIA REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

First Quarter Revenue $63.2 million on Gross Billings of $75.4 million

Baltimore, MD (May 5, 2015) —Millennial Media, Inc. (NYSE: MM), the leading independent mobile ad marketplace, today reported financial results for the first quarter ended March 31, 2015.

Financial Results and Business Highlights for the First Quarter of 2015

Revenue: For the first quarter of 2015, revenue was $63.2 million compared to $72.6 million in the first quarter of 2014. Revenue for the first quarter of 2015 consisted of $53.8 million for the Company’s Managed Media business and $9.4 million for its Platform business.

Gross Billings: For the first quarter of 2015, gross billings, a non-GAAP financial measure (see definition below), were $75.4 million composed of $53.8 million for the Managed Media business and $21.6 million for the Platform business.

Gross Margin: For the first quarter of 2015, gross margin was 44.7% compared with gross margin of 41.2% for the first quarter of 2014.

Net Income (Loss): For the first quarter of 2015, on a GAAP basis, net loss was $(19.8) million, compared to net loss of $(12.9) million for the first quarter of 2014.

Adjusted EBITDA: For the first quarter of 2015, Adjusted EBITDA, a non-GAAP financial measure (see definition below), was a loss of $(11.5) million, compared to Adjusted EBITDA loss of $(4.7) million for the first quarter of 2014.

Net Income (Loss) per Share: For the first quarter of 2015, on a GAAP basis, basic and diluted net loss per share was $(0.14), compared to basic and diluted net loss per share of $(0.12) for the first quarter of 2014.

Non-GAAP Net Income (Loss) Per Share: For the first quarter of 2015, non-GAAP net loss per share (see definition below) was $(0.09), compared to non-GAAP net loss per share of $(0.04) for the first quarter of 2014.

Other Business Metrics: As of March 31, 2015, Millennial Media reached over 670 million monthly unique users globally, including approximately 175 million monthly unique users in the United States alone. As of March 31, 2015, approximately 65,000 apps were enabled by mobile app developers to operate on Millennial Media’s platform, and Millennial Media had more than 750 million proprietary, anonymous user profiles used for delivering the most relevant ads to consumers.

“Millennial Media is entering its second quarter with a strong foundation. First quarter results exceeded guidance across the board and we’re seeing early success through our Nexage integration,” said Michael Barrett, President & CEO of Millennial Media. “Combined with solid revenues from our Managed Media business, the pieces of our owned and operated programmatic exchange are fully assembled and we’re executing on our full-stack, independent marketplace vision. We believe we are well positioned in the growing mobile ad ecosystem and expect to accelerate our programmatic platform capabilities and revenue production throughout 2015.”

Outlook

For the second quarter of 2015, Millennial Media currently expects total gross billings to be in the range of $86 million to $89 million, consisting of $59 million to $61 million for its Managed Media business and $27 million to $28 million for its Platform business.

Millennial Media expects total GAAP revenue for the second quarter of 2015 to be in the range of $68 million to $71 million, consisting of Managed Media GAAP revenue between $59 million to $61 million and Platform GAAP revenue between $9 million to $10 million. Millennial Media expects Adjusted EBITDA for the second quarter of 2015 to be in the range of a loss of $(6) million to $(7) million.

For the full year ending December 31, 2015, based on information as of today, Millennial Media expects total gross billings to be in the range of $435 million to $459 million, consisting of $275 million to $290 million for its Managed Media business and $160 million to $169 million for its Platform business. Millennial Media expects total GAAP revenue for the full year 2015 to be in the range of $311 million to $342 million, consisting of Managed Media GAAP revenue between $275 million to $290 million and Platform GAAP revenue between $36 million to $52 million.

First Quarter 2015 Financial Results Conference Call: Millennial Media will host a conference call today at 5:00 p.m. ET to discuss its first quarter financial results, developments in its business, and the Company’s expectations for the second quarter of 2015 and full year 2015. A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live dial-in is available at 866-515-2915 (U.S.) or 617-399-5129 (International) using passcode 97276617. If you are unable to listen to the live conference call, a replay will be available through May 12, 2015, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (International) using passcode 63534191. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports Gross Billings, which is a non-GAAP financial measure defined as the amount billed to customers net of discounts and allowances, without any adjustments for amounts paid to developers. For Millennial Media’s Managed Media business, gross billings is the same as GAAP revenue. However, for Nexage activity in the Company’s Platform business, Millennial Media records revenue on a net, rather than gross, basis for GAAP purposes. In this portion of the Platform business, the Company has determined it is acting as the agent and not the principal in the relationship and therefore records revenues net of developer costs. Millennial Media believes that gross billings, which is calculated before developer costs, provides investors with a view of the overall dollars spent across its Platform business. A reconciliation of gross billings to net revenue and gross profit for the three months ended March 31, 2015 is set forth in the tables following this release.

Millennial Media also reports Adjusted EBITDA, which is a non-GAAP financial measure defined as net income or net loss before interest, taxes, depreciation, amortization, adjusted to eliminate goodwill and intangible asset impairment charges, non-cash stock-based compensation and expenses related to acquisitions, such as costs for services of lawyers, investment bankers, accountants and other third parties and acquisition-related severance costs, bonuses and retention bonuses and accrual of retention payments that represent contingent compensation to be recognized over a requisite period. Millennial Media defines non-GAAP net income (loss) per share as Adjusted EBITDA divided by diluted weighted average shares outstanding. Millennial Media uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Millennial Media believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliations of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and non-GAAP net loss per share to net loss per share, the most directly comparable GAAP financial measure, are set forth in the tables following this release.

About Millennial Media

Millennial Media is the leading independent mobile ad marketplace, making mobile advertising simple for the world’s top brands, app developers, and mobile web publishers. Millennial Media’s unique data and technology assets enable its advertising clients to connect with their target audiences at scale. Millennial Media also drives monetization for its publisher and developer partners by connecting them to networks, advertisers, and a real-time-bidding, or RTB, exchange. For more information, visit www.millennialmedia.com.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations regarding financial results for the second quarter and full year 2015. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to, risks associated with our ability to accelerate growth and provide enhanced gross margin performance; our ability to expand our developer and advertiser base and increase demand for our services; our ability to keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets; and our recent acquisition of Nexage, including our ability to integrate the two businesses and realize the expected benefits from the acquisition. Further information on these and other factors that could affect our results is included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2015 and other filings we make with the SEC from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

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Investor Relations Contact

Joe Wilkinson

(443) 681-6238

IR@millennialmedia.com

Press Contact

Christina Feeney

(617) 301-4181

press@millennialmedia.com

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,373	$49,463
Restricted cash	250	272
Accounts receivable, net of allowances of $3,002 and $3,016 as of March 31, 2015 and December 31, 2014, respectively	85,207	101,348
Prepaid expenses and other current assets	3,265	3,946
Total current assets	126,095	155,029

Long-term assets:
Property and equipment, net	26,121	27,164
Restricted cash	—	350
Goodwill	139,004	139,004
Intangible assets, net	31,751	33,724
Other assets	1,963	2,369
Total long-term assets	198,839	202,611
Total assets	$324,934	$357,640

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$5,000	$—
Accounts payable and accrued expenses	13,713	10,520
Accrued cost of revenue and developer costs	50,720	71,951
Accrued payroll and payroll related expenses	6,553	9,708
Deferred revenue	989	742
Total current liabilities	76,975	92,921

Other long-term liabilities	5,837	6,079
Total liabilities	82,812	99,000

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 139,758,254 and 138,818,285 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	140	139
Additional paid-in capital	476,571	473,217
Accumulated other comprehensive loss	(563)	(473)
Accumulated deficit	(234,026)	(214,243)
Total stockholders’ equity	242,122	258,640
Total liabilities and stockholders’ equity	$324,934	$357,640

Millennial Media, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Revenue	$63,170	$72,620
Cost of revenue	34,964	42,725
Gross profit	28,206	29,895
Operating expenses:
Sales and marketing	14,316	13,537
Technology and development	7,883	7,509
General and administrative	25,641	21,751
Total operating expenses	47,840	42,797
Loss from operations	(19,634)	(12,902)
Other income (expense)
Interest expense, net	(55)	(28)
Total other income (expense)	(55)	(28)
Loss before income taxes	(19,689)	(12,930)
Income tax benefit (expense)	(94)	(17)
Net loss	$(19,783)	$(12,947)

Net loss per share:
Basic and diluted	$(0.14)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	139,086	106,543

Stock-based compensation expense included above:
Sales and marketing	$228	$461
Technology and development	141	170
General and administrative	2,889	3,141
Total stock-based compensation expense	$3,258	$3,772

Millennial Media, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2015	2014
Net loss	$(19,783)	$(12,947)
Adjustments:
Interest expense, net	55	28
Income tax (benefit) expense	94	17
Depreciation and amortization expense	4,784	3,946
Acquisition-related costs	112	274
Deferred compensation	—	250
Stock-based compensation expense	3,258	3,772
Total net adjustments	8,303	8,287
Adjusted EBITDA	$(11,480)	$(4,660)

Reconciliation of Net Loss per share to Non-GAAP Net Loss per share

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net loss per share	$(0.14)	$(0.12)
Adjustments:
Interest expense, net	0.00	0.00
Income tax (benefit) expense	0.00	0.00
Depreciation and amortization expense	0.03	0.04
Acquisition-related costs	0.00	0.00
Deferred compensation	—	0.00
Stock-based compensation expense	0.02	0.04
Total net adjustments	0.05	0.08
Diluted non-GAAP net income (loss) per share	$(0.09)	$(0.04)
Weighted average common shares outstanding - dilutive	139,086	106,543

Millennial Media, Inc.

Key Operating and Financial Performance Metrics

(in thousands)

	Three Months Ended March 31, 2015
	Managed Media	Platform	Consolidated

Gross billings	$53,753	$21,625	$75,378
Platform developer costs	—	(12,208)	(12,208)
Net revenue	$53,753	$9,417	$63,170
Cost of revenue	31,642	3,322	34,964
Gross profit	$22,111	$6,095	$28,206